EXHIBIT 10.1

               SECOND AMENDMENT TO OFFICE BUILDING LEASE AGREEMENT

                                    RECITALS

A. HEALTHRENU MEDICAL, INC. ("Tenant") and DENMARK HOUSE INVESTMENT, LTD., A TEXAS LIMITED PARTNERSHIP, ("Landlord"), entered into that certain Lease Agreement effective as of the 30th day of June 2004 ("Lease") and Amendment to Office Building Lease Agreement effective as of the 1st day of January 2006, in regard to the leasing of that certain space containing approximately 2,478 square feet, (the "Premises") at the office building located at 12777 Jones Road, Houston, Texas 77070 (the "Project").

B. Tenant and Landlord desire to amend certain provisions of the Lease, effective as of the 1st day of May 2006 (the "Effective Date");

NOW THEREFORE, for good, valuable and sufficient consideration received, Landlord and Tenant hereby agree as follows:

                                    AGREEMENT

1.    On the  Effective  Date,  the Leased  Premises  shall be  decreased by 786
      non-contiguous   square  feet  of  Non  Rentable  Area  ("Decreased  Lease
      Premises"), as outlined on the attached Exhibit "A-2".

2. On the Effective Date, the Base Rent shall decrease to Two Thousand Three Hundred Sixty-two and 50/100 Dollars ($2,362.50) per month through the 31st day of January 2007. Effective the 1st day of February 2007, the Base Rent shall increase to Two Thousand Three Hundred Ninety-seven and 00/100 Dollars ($2,397.00) per month through the 31st day of February 2008, the Base Rent shall increase to Two Thousand Four Hundred Sixty-seven and 50/100 Dollars ($2,467.50) per month through the 31st day January 2009.

3. Tenant shall reimburse Landlord for all costs associated with the early termination ("Termination Fee"). The total sum of the Termination Fee due from Tenant to Landlord is One Thousand Eight Hundred Twelve and 57/100 Dollars ($1,812.57). This amount represents the unamortized leasing costs associated with the original leasing of the Decreased Leased Premises, as defined in the First Amendment to Office Building Lease Agreement and a termination penalty charge. These costs are Seven Hundred Thirty-one and 84/100 Dollars ($731.84) and One Thousand Eighty and 75/100 Dollars ($1,080.75) respectively. Landlord agrees to deduct the Security Deposit on file from the Termination Fee, reducing the Termination Fee due to Seven Hundred Thirty-one and 84/100 Dollars ($731.84). Tenant must remit payment of the Termination Fee to Landlord on or before the 5th day of May, 2006.

Except as expressly amended herein, the Lease shall control the terms and provisions pertaining to the Lease and no modifications, changes or amendments in regard to the Lease other than expressly provided for herein are intended.


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

                                                          EXHIBIT 10.1 CONTINUED

Dated as of the 13th day of April, 2006.

TENANT:                    HEALTHRENU MEDICAL, INC.

                           /S/ Robert W Prokos /S/
                           -------------------------
                           ROBERT W PROKOS, PRESIDENT



LANDLORD:                  DENMARK HOUSE INVESTMENT, LTD.
                           A TEXAS LIMITED PARTNERSHIP

                           By: Denmark House Management LLC.
                               A Texas limited liability company


                            /S/ Mark Winkleman /S/
                           ------------------------
                           Mark Winkleman, Manager


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

                                                                     EXHIBIT A-2


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


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